Our job is to be the best

 This presentation contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-
looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates;
demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, and contingency reserves; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations and other factors, many of which are beyond our control.
Except as required by law, we expressly disclaim any obligation to publicly revise any forward-
looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.
 This presentation includes non-GAAP financial measures. The required reconciliations to
GAAP financial measures are included on our website, www.templeinland.com.

Net income (loss) per share

Special items

Net income per share excluding
  special items
• Cash provided by operations of $640 million in 2009
• Long-term debt reduced by $482 million in 2009
2009	2008
$ 1.89	$ (0.08)
(1.19)	0.19
$ 0.70	$ 0.11
2009 Consolidated Results

$482
$710
$1,192
Long-term debt reduced by $482 million in 2009
2009 Long-Term Debt Reduction

	2009	2008
Revenues	$ 3,001	$ 3,190
Costs and expenses	2,654	2,965
Segment operating income	$ 347	$ 225
($ in Millions)
• Record annual operating earnings
• 16.5% ROI - fourth consecutive year of returns in excess of cost of capital
• Highest return in peer group
Corrugated Packaging Segment

($ in Millions)
(Box plant
transformation,
PBL and lower
mill costs)
(Lower input
costs and lower
box pricing)
Corrugated Packaging Segment Earnings

	2009	2008
Revenues	$ 576	$ 694
Costs and expenses	(603)	(734)
Segment operating income (loss)	$ (27)	$ (40)
($ in Millions)
• Housing starts declined 39% in 2009 vs. 2008
• 2009 EBITDA of $17 million, an improvement of $9 million vs. 2008
Building Products Segment

Housing Starts
TIN EBITDA
2006
2007
2008
2,127
2009
906
554
$8
$17

Net income (loss) per share

Special items

Net income (loss) per share excluding
  special items
Q4 2009	Q4 2008	Q3 2009
$ 0.34	$ (0.06)	$ 0.61
(0.41)	0.17	(0.37)
$(0.07)	$ 0.11	$ 0.24
• Cash provided by operations of $200 million
• Long-term debt down $169 million
• Share-based compensation expense increased $37 million vs. Q4 2008 and
 $6 million vs. Q3 2009 due to increase in share price
Fourth Quarter 2009 Consolidated Results

($ in Millions)
	Q4 2009	Q4 2008	Q3 2009
Revenues	$ 715	$ 819	$ 734
Costs and expenses	(658)	(751)	(640)
Segment operating income	$ 57	$ 68	$ 94
• 10.8% ROI
• Highest return in peer group
Corrugated Packaging Segment

Q4 2009 vs. Q4 2008 Q4 2009 vs. Q3 2009
Virgin Fiber OCC Energy Chemicals Freight
Key Input Cost Changes

TIN Average Box Price *
 * Average box price realization includes the impact of mix of business
2008
Q4 Q1 Q2 Q3 Q4
2009
Corrugated Packaging Segment

Box Shipments
 * Source: Fibre Box Association
2008
2009
Corrugated Packaging Segment

Matching Production to our Demand
• Q4 2009 downtime
 – 23,000 tons maintenance related
 – 16,000 tons weather related
• Q1 2010
 – 27,000 tons maintenance related

($ in Millions)
	Q4 2009	Q4 2008	Q3 2009
Revenues	$ 130	$ 154	$ 151
Costs and expenses	(148)	(168)	(155)
Segment operating income (loss)	$(18)	$(14)	$ (4)
• Seasonally adjusted housing starts declined 16% in Q4 2009 vs. Q4 2008
• Actual housing starts declined 24% in Q4 2009 vs. Q3 2009
• Non-cash inventory adjustment and asset write-offs of $4 million
Building Products Segment

Lumber
Price
2008
2009
 Q4 Q1  Q2 Q3 Q4
Volume
2008
2009
 Q4 Q1 Q2 Q3 Q4
Building Products Segment

Gypsum
Volume
2008
2009
 Q4  Q1  Q2  Q3 Q4
Price
 Q4 Q1  Q2 Q3 Q4
2008
2009
Building Products Segment

Particleboard
Volume
2008
2009
  Q4  Q1  Q2 Q3 Q4
 Q4 Q1  Q2  Q3  Q4
2008
2009
Building Products Segment

2009 Fourth Quarter and Full Year
Financial Highlights
• Cash Flow
 - Cash provided by operations $200 million in 4Q/2009 and
  $640 million for the year
• Balance Sheet
 - Long-term debt $710 million at year-end, down $482 million
  vs. year-end, 2008
• Liquidity
 - Committed credit facilities $1,075
 - Unused available borrowing capacity $890 million at
  year-end

Term debt
($ In Millions)
Total Term Debt = $555MM
Term Debt Maturity Profile as of
Year-End 2009

($ In Millions)
Year-End 2009 Liquidity Summary
Committed facilities $1,075
Less: borrowings/commitments (185)
 Unused borrowing capacity $ 890
Covenants (as specifically defined)
 Debt/total capital  43.0% 70% max
 Interest coverage *  10.2x 3.0x min
* Best 4 out of 5 trailing quarters

2009 Fourth Quarter and Full Year
Financial Highlights
• Expense related items
 – Interest expense $13 million in the fourth quarter,
 down 43% vs. year ago
 – General & administrative costs $70 million for 2009,
 down 8% vs. year ago

•  Maintain high integration level
•  Drive for low cost
•  Improve mix and margins
•  Profitably grow business

Corrugated Packaging Strategic Initiatives

C
U
L
T
U
R
E
Lower cost and higher margins
Corrugated Packaging Strategic Initiatives
• Drive Low Cost and Increase Asset
 Utilization
 – Fewer Plants
 – Fewer Machines
 – Fewer People
• Improve Mix & Margins

Box Plant Transformation I (2006-2010)
• EBIT (Lower Costs)    $80MM/Year
 – Fewer Plants     4
 – Fewer Machines    88
 – Fewer People     1,157
• Investment     $174MM
• ROI       46%

Box Plant Transformation II (2010-2013)
• EBIT (Lower Costs)    $100MM/Year
 – Fewer Plants     12
 – Fewer Machines    66
 – Fewer People     917
• Investment     $250MM
• ROI       40%

2010
• Capital Expenditures
  - 2009 : $130MM
  - 2010 : $200MM-$210MM
• Depreciation
  - 2009 : $200MM
  - 2010 : $198MM
• Pension
  - No required cash contribution in 2010
  - Voluntary, discretionary contribution in 2010 : $30MM
  - Pension expense in 2010 : $59MM

2010
• General and administrative expenses
  - 2009 : $70MM
  - 2010 : $71 - $73MM
• Share-based and long-term incentive compensation
  - 2009 : $58MM
  - 2010 : $32MM, $1 change in share price = $2.3 million
• Interest expense
  - 2009 : $63MM
  - 2010 : $50 - $52 MM
• Income tax
  - 2010 effective tax rate = 39%
  - 2010 remain a 20% cash tax payer

2010 Financial Priorities
• Return cash to shareholders
 – Maintained dividend during 2009
 – Q1 2010 dividend increased 10% to annual
 rate of $0.44 per share
• Reduce debt
• Invest in our business
• Profitably grow

Our job is to be the best